EXHIBIT 99.1

Upexi to Participate in Upcoming November Investor Conferences

TAMPA, Fla., October 31, 2025 -- Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that management will participate in the following November 2025 investor conferences.  Details for each conference can be found below.  The link to webcasted presentations can be found on our Investor Relations website here: https://ir.upexi.com/news-events/ir-calendar.

New Orleans Investment Conference

Date: November 2-5, 2025

Location: Hilton New Orleans Riverside, New Orleans, LA

Attendees: Brian Rudick, Chief Strategy Officer

Type: Booth and Presentation

Presentation Date and Time: Tuesday, November 4, 2025, at 5:20 pm E.T.

Presentation Location: Churchill C2, Second Floor

Uncorrelated Cayman 2025

Date: November 9-11, 2025

Location: The Ritz-Carlton South Beach, Miami Beach, FL

Attendees: Allan Marshall, CEO, Director

Type: Panel

Panel Date and Time: The Future of Digital Asset Treasuries on Monday, November 10, 2025, at 2:05 pm E.T.

Cantor Crypto & AI/Energy Infrastructure Conference

Date: November 10-12, 2025

Location: The Ritz-Carlton South Beach, Miami Beach, FL

Attendees: Allan Marshall, CEO, Director

Type: Investor Meetings

3rd Annual The Bridge Conference

Date: November 12, 2025

Location: Convene Brookfield Place, New York City, NY

Attendees: Brian Rudick, Chief Strategy Officer

Type: Panel

Panel Date and Time: DATs vs. ETFs: Competing Gateways for Institutional Capital on Wednesday, November 12, 2025, at 11:00 am E.T.

Rothschild & Co Redburn FinTech Conference

Date: November 17-18, 2025

Location: Four Seasons Hotel, Miami, FL

Attendees: Allan Marshall, CEO, Director and Brian Rudick, Chief Strategy Officer

Type: Investor Meetings and Panel

Panel Date and Time: Developments in the Crypto Ecosystem hosted by Nick Watts on Tuesday, November 18, 2025, at 9:00 am E.T.

Roth 14th Annual ROTH Technology Conference

Date: November 19, 2025

Location: Hard Rock Hotel, New York City, NY

Attendees: Brian Rudick, Chief Strategy Officer

Type: Investor Meetings

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Clear Street Inaugural Disruptive Technology Conference

Date: November 19-20, 2025

Location: Four Seasons Resort, Palm Beach, FL

Attendees: Allan Marshall, CEO, Director and Brian Rudick, Chief Strategy Officer

Type: Investor Meetings

To schedule a one-on-one meeting with Upexi’s management team, please email KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/UpexiAllan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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